Exhibit 10.2

This deed is made on 22 July	2026

between	SharonAI Holdings Inc. of 745 Fifth Avenue, Suite 500, New York, NY 10151 (Parent Company)

and	SharonAI Pty Ltd ACN 645 215 194 of Level 1, 32 Walker Street, North Sydney NSW 2006 (the Employer)

and	Tim Broadfoot (Employee) (Parties)

Date	22 July 2026

Recitals

A	The Employee has been employed by the Employer since on or about 1 July 2024, most recently in the position of Chief Financial Officer (Position) (Employment).

B	The Employment was governed by an employment contract dated 30 March 2024, which was superseded by a new employment contract dated 30 April 2026 (Employment Contract). The Parent Company is a party to the Employment Contract and guarantees particular obligations of the Employer under the Employment Contract.

C	Pursuant to the Employment Contract and in connection with the Employment, the Employee was eligible to participate in equity incentive programs operated by the Parent Company, including:

(i)	the SharonAI Inc. 2024 Omnibus Equity Incentive Plan (2024 Plan); and

(ii)	the SharonAI Holdings Inc. 2025 Omnibus Equity Incentive Plan (2025 Plan),

(together, the Equity Plans).

D	Under the Equity Plans, the Parent Company granted the Employee Restricted Stock Units (RSUs) pursuant to the following grant notices and RSU award agreements:

(i)	RSU Grant Notice dated 23 October 2024, granted under the 2024 Plan, for 10,750 RSUs;

(ii)	RSU Grant Notice dated 6 February 2026, granted under the 2025 Plan, for 31,923 RSUs;

(iii)	RSU Grant Notice dated 6 February 2026, granted under the 2025 Plan, for 97,839 RSUs;

(iv)	RSU Grant Notice dated 14 April 2026, granted under the 2025 Plan, for 17,744 RSUs; and

(v)	RSU Grant Notice dated 14 April 2026, granted under the 2025 Plan, for 14,666 RSUs;

(together, the Grant Notices, and the RSUs awarded under each Grant Notice together being the RSU Awards). Each Grant Notice was accompanied by a Restricted Stock Unit Award Agreement (together, the RSU Agreements).

E	On 11 November 2024, the Employee and the Parent Company entered into an Indemnification Agreement (Indemnification Agreement), pursuant to which the Parent Company agreed to indemnify the Employee in connection with his service as an officer and director of the Parent Company and its affiliates. The Parties agree that the Indemnification Agreement continues in full force and effect and is not superseded, limited or released by this deed.

F	The Employee has resigned and the Employment will terminate by way of resignation on 31 August 2026 (Termination Date) (Termination of the Employment).

G	Without admission of liability, the Parties have agreed to resolve all matters relating to the Employment, the Position, the Employment Contract, the Equity Plans, the Grant Notices, the RSU Agreements, the Retained RSUs (as defined below) and the Termination of the Employment on the terms of this deed.

1	The Parent Company, the Employer and Employee agree as follows: Within seven days of the Termination Date, the Employer or the Parent Company (as applicable) must pay the employee, as at the Termination Date:

(a)	accrued wages and superannuation contributions owing to the Employee, calculated through to and including the Termination Date;

(b)	$405,166 AUD as a short term incentive payment; and

payment of any accrued but unused annual leave entitlements as at the Termination Date, less any amount which must be withheld for taxation purposes.

2	The Parties acknowledge and agree that, as at the Termination Date, the Employee’s sole entitlement in respect of RSUs under the 2025 Plan is to 93,194 unvested Restricted Stock Units in aggregate (Retained RSUs). The Retained RSUs will, notwithstanding the termination of the Employment, remain on foot and continue to vest (e.g.,, will continue to be subject to the performance vesting requirements) and be settled in accordance with the terms set out in Schedule 1, as if the Employment had not terminated (for avoidance of doubt, solely for purposes of requirements that Retained RSUs be settled within a specified number of days after they become vested, the Retained RSUs which are only subject to time vesting will be deemed unvested until their scheduled vesting date and will be settled based on the scheduled vesting days if Employee complies with his obligations outlined in this clause 2), and any equivalent forfeiture provision will not apply to the termination of the Employment in respect of the Retained RSUs, provided that the Employee continues to comply with the restrictive covenants set out in clause 7 of the Employment Contract (Restrictive Covenants). In the event of any inconsistency between Schedule 1 and a Grant Notice, RSU Agreement or the 2025 Plan, Schedule 1 will prevail to the extent of the inconsistency. All RSUs granted to the Employee other than the Retained RSUs are forfeited with effect from the Termination Date, and the Employee has no entitlement to, and releases each of the Beneficiaries (as defined below) from any claim in respect of, any RSUs, options or other awards under the 2025 Plan or otherwise, except for the Retained RSUs.

3	The Employee releases:

(a)	the Employer and the Parent Company;

(b)	each Associated Entity (as defined in section 50AAA of the Corporations Act 2001 (Cth)) of the Employer and the Parent Company (Group Member);

(c)	each of the Employer’s and Parent Company’s current and former directors, officers, shareholders, employees, contractors and agents, and

(d)	each Group Member’s current and former directors, officers, shareholders, employees, contractors and agents,

(Beneficiaries)

from all or any actions, suits, claims, demands, legal proceedings, causes of action, complaints or associated costs (whether current or future) which he has, or but for this deed may have had, in relation to or arising from the Employment, the Position, the Employment Contract, the Equity Plans, the Grant Notices, the RSU Agreements, and the Termination of the Employment (Employee Claims). This release does not extend to Employee Claims under relevant workers compensation and superannuation legislation, any rights and entitlements under the Indemnification Agreement, including any other indemnification or insurance policy maintained by the Parent Company or the Employer that may apply to Employee, the Retained RSUs and any rights to enforce the terms of this deed. Any of the Beneficiaries may plead this deed as an absolute bar to any Employee Claims or anyone claiming through the Employee.

4	Without limiting clause 3, the Employee acknowledges and agrees that he would not be entitled to certain of the payments and other benefits made to him and referred to in this deed but for him entering this deed, and that the payments and other benefits made to him and referred to in this deed satisfy all contractual, industrial, statutory or other entitlements which he has in relation to or arising from the Employment, the Position, the Employment Contract, the Equity Plans, the Grant Notices, the RSU Agreements, the Retained RSUs and the Termination of the Employment, including any entitlements in respect of wages, loadings, allowances, bonuses, commissions, penalty rates, overtime, annual holidays, long service leave, notice entitlements, payment in lieu of notice, profit-sharing stock options, short term incentives, long term incentives and all reasonable work-related expenses, except that this clause does not affect or limit any entitlement or right of the Employee under the Indemnification Agreement or any other indemnification or insurance policy maintained by the Parent Company or the Employer that may apply to Employee.

5	The Employer and the Parent Company, jointly and severally, release and indemnify the Employee and agree to keep the Employee indemnified, from all or any actions, suits, claims, demands, legal proceedings, causes of action, complaints or associated costs (whether current or future) which it has, or but for this deed may have had, in relation to or arising from the Employment, the Position, the Employment Contract, the Equity Plans, the Grant Notices, the RSU Agreements, the Retained RSUs and the Termination of the Employment (Released Claims), provided that this release and indemnity does not extend to, and the Employer and the Parent Company expressly reserve, any claims arising from or in connection with: (i) any breach by the Employee of the Restrictive Covenants or any similar obligations or covenants; (ii) any breach by the Employee of any obligation relating to trade secrets, confidential information or intellectual property under the Employment Contract or at law; or (iii) any fraud or criminal conduct by the Employee in connection with the performance of Employee’s job duties during the term of Employment. To the fullest extent permitted by law, effective as of the Effective Date, (a) each of the Employer and Parent Company covenants and agrees that it shall not (and shall cause its past, present, and future parents, subsidiaries, affiliates, managers, members, officers, directors, stockholders, partners, equityholders, employees, agents, representatives, insurers, successors, and assigns not to) commence, encourage, solicit, assist, or maintain any action, suit, claim, arbitration, or proceeding against Employee with respect to any Employee Claims released under this deed. The Employee may plead this deed as an absolute bar to any Released Claims made by the Employer or the Parent Company or anyone claiming through the Employer or the Parent Company.

6	The Employee must:

(a)	do anything, including execute any document, reasonably required for the purpose of or to give effect to this deed; and

(b)	provide any assistance which a Beneficiary reasonably requires in relation to any threatened or actual legal proceedings directly relating to the Employment or the Employee’s role as Chief Financial Officer, provided that:

(i)	the Beneficiary gives the Employee reasonable advance written notice of any required assistance;

(ii)	the Beneficiary reimburses the Employee for all reasonable out-of-pocket costs and expenses incurred by the Employee in providing such assistance, including reasonable legal costs where the Employee reasonably determines it necessary to obtain separate legal advice, when such costs have been pre-approved, which approval will not be unreasonable withheld;

(iii)	the request does not materially interfere with the Employee’s other professional or personal commitments; and

(iv)	the Employee is not required to provide assistance that would require him to act contrary to his own legal interests or privilege.

7	The Employee must not make any statement, publicly or otherwise, to disparage or criticise any of the Beneficiaries or speak or write about any of them in a manner which is likely to injure their commercial, professional or personal reputation. This clause does not prevent the Employee from making any statement that is truthful, accurate, and not made with intent to injure the commercial reputation of any Beneficiary or from testifying in any legislative, administrative or judicial proceeding about criminal conduct, discrimination, harassment, or sexual harassment when compelled or requested by lawful process.

8	The Employer and the Parent Company must not, and must ensure that their respective directors, officers and senior employees do not, make any statement, publicly or privately, to disparage or criticise the Employee or speak or write about him in a manner which is likely to injure his commercial, professional or personal reputation. The Employer and Parent Company are liable for any breach of this obligation by their respective directors, officers and senior employees. For the avoidance of doubt, this obligation applies to statements made in any public filing, press release, investor communication, or social media communication made by or on behalf of the Employer or Parent Company.

9	The Parties must keep confidential and not disclose the terms of this deed, or the negotiations leading up to this deed to any other person, whether directly or indirectly, except:

(a)	to obtain professional legal or accounting advice (and then only if the recipient of the information has undertaken to keep it confidential);

(b)	if required by law, or in relation to any request or investigation by any law enforcement, regulatory or statutory agency;

(c)	if required by any stock exchange on which securities of the Parent Company or any Group Member are listed, or by any securities regulator;

(d)	by current report on Form 8-K;

(e)	for the purpose of enforcing the deed in any court or tribunal;

(f)	with the other Parties’ prior written consent; or

(g)	to the Employee’s immediate family members (including spouse, domestic partner, or adult children), provided that the Employee shall ensure that any such family member is made aware of the confidentiality obligations in this clause and agrees to keep the information confidential.

10	Subject to clause 2, the Employee acknowledges and agrees that the Employee will continue to be bound by the continuing obligations and restrictions contained in the Employment Contract.

11	The Employee acknowledges that:

(a)	he will by no later than the Termination Date return to the Employer all property of the Employer in his possession or control, subject to any separate agreement with the Employer or the Parent Company;

(b)	he has not improperly copied, used or disclosed to any person any confidential information of the Employer, and will not do so at any time;

(c)	he has not commenced proceedings in relation to the Employment or the Termination of the Employment against any of the Beneficiaries;

(d)	no promise, representation or inducement has been made to him to enter into this deed, other than as set out in this deed;

(e)	he has had reasonable opportunity to receive independent legal advice about the terms and effect of this deed; and

(f)	the Employee enters into this deed in all the circumstances, which are not unfair, unconscionable or against public interest.

12	Subject to clause 10, this deed constitutes the entire agreement between the Parties about its subject matter and replaces any prior understanding or agreement between the Parties relating to the subject matter of this deed, provided that this clause does not supersede or affect:

(a)	the Indemnification Agreement, which continues in full force and effect, and any other indemnification or insurance policy maintained by the Parent Company or the Employer that may apply to Employee; or

(b)	any equity award agreement, grant notice, or plan document relating to the Retained RSUs, except to the extent Schedule 1 expressly prevails in the event of inconsistency.

13	The validity, construction and performance of this deed will be governed by the laws of the State of New South Wales, and each Party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the Courts of New South Wales, Australia.

14	If any part of this deed is found to be void or unenforceable, that part of the deed will be read down or severed to the extent necessary and the rest of the deed will have full force and effect.

15	This deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this deed. Without limiting the foregoing, if the signatures on behalf of one party are on different counterparts, this shall be taken to be, and have the same effect as, signatures on the same counterpart and on a single copy of this deed.

16	The failure of a Party to enforce a provision of this deed does not affect that Party’s rights subsequently to enforce that provision or to avail itself of any remedy it may have for any breach of that provision.

17	This deed may not be amended, modified or varied in any respect except by a written instrument signed by all of the Parties to this deed.

18	The Parties agree that their communication of an offer or acceptance of this deed, including exchanging counterparts, may be effected by any electronic method that evidences that Party’s execution of this deed, including by electronic signature (including by signing on an electronic device or by digital signature using a recognised electronic signature platform).

Schedule 1 Terms of Retained RSUs

#	Number of RSUs	Vesting Condition and Details
1	2,483	Granted in February 2026 under the 2025 Plan with a KPI achievement metric of achieving an ASX Listing in addition to a NASDAQ Listing at which time the RSU’s vest immediately

2	2,483	Granted in February 2026 under the 2025 Plan with a KPI achievement metric of securing 90% of the debt required under the February 2026 Budget prior to 31 December 2026, at which time the RSU’s vest immediately.

3	7,333	Granted in April 2026 under the 2025 Plan with a KPI achievement metric of achieving an ASX listing at which time the RSU’s vest immediately

4	19,542	Granted in November 2024 under the 2024 Plan with a KPI achievement metric of achieving a Major Exchange or Sale event for SharonAI Inc, followed by a 12 month post achievement time based vesting with vesting completing on 31 January 2027.

5	14,657	Granted in November 2024 under the 2024 Plan with a KPI achievement metric of achieving a Company valuation of at least $100m, followed by a 12 month post achievement time based vesting with vesting completing on 31 January 2027.

6	9,771	Granted in November 2024 under the 2024 Plan with a KPI achievement metric of achieving a Company acquisition of at least 800 GPU’s, followed by a 12 month post achievement time based vesting with vesting completing on 31 March 2027.

7	19,542	Granted in November 2024 under the 2024 Plan with a KPI achievement metric of achieving a Company revenue of $15m, followed by a 12 month post achievement time based vesting with vesting completing on 31 December 2026.

8	17,383	Granted in February 2026 under the 2025 Plan with a KPI achievement metric of if on 31 December 2026 a total shareholder return based on share price of 25% is achieved between January 1, 2026 and December 31, 2026

	93,194

Executed as a deed

Signed for and on behalf of SharonAI Holdings, Inc. by its duly appointed agent who by his/her execution warrants his/her authority to execute this instrument in the presence of:	SharonAI, Inc. by its Agent
/s/ James Manning
Agent

/s/ Tim Flahvin	/s/ James Manning
Witness	Print name

/s/ Tim Flahvin	Ceo
Full name	Position

Signed for and on behalf of SharonAI Pty Ltd ACN 645 215 194 by its duly appointed agent who by his/her execution warrants his/her authority to execute this instrument in the presence of:	SharonAI Pty Ltd by its Agent
/s/ James Manning
Agent signature

/s/ Tim Flahvin	James Manning
Witness signature	Agent full name

/s/ Tim Flahvin	Ceo
Witness full name	Agent position

Signed and sealed by
Tim Broadfoot	/s/ Tim Broadfoot
in the presence of:	Tim Broadfoot signature

/s/ Tim Flahvin
Witness signature

/s/ Tim Flahvin
Witness full name

22/07/2026
Date

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